Exhibit 32

Certification of interim Chief Executive Officer AND CHIEF Financial OFFICER
Pursuant to Section 18 U.S.C. Section 1350

In connection with this annual report on Form 10-K of Fred’s, Inc. each of the undersigned, Joseph M. Anto, certifies, pursuant to Section 18 U.S.C. Section 1350, that:

1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Fred’s, Inc.

Date: May 4, 2018	/s/ Joseph M. Anto
Joseph M. Anto, Executive Vice President,
Interim Chief Executive Office/Chief Financial Officer